Exhibit 31.1

CERTIFICATIONS

I, Dominique Monnet, President and Chief Executive Officer of PDL BioPharma, Inc., certify that:

(1) I have reviewed this annual report on Form 10-K/A of PDL BioPharma, Inc.; and

(2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2020

/s/ DOMINIQUE MONNET
Dominique Monnet
President and Chief Executive Officer
(Principal Executive Officer)